Exhibit 32

CERTIFICATION OF

PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Arem Pacific Corporation (the “Registrant”) on Form 10-Q for the quarterly period ending March 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), I, Xin Jin, President and Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	May 15, 2024	By:	/s/ Xin Jin
Xin Jin
President

Date:	May 15, 2024	By:	/s/ Xin Jin
Xin Jin
Chief Financial Officer